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                                                                    EXHIBIT 10.3

 Mortgage Loan No. 95705

                                PROMISSORY NOTE A

$9,699,618.78                                                 September 20,2002

FOR VALUE RECEIVED, the undersigned ("Borrower"), promise(s) to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("Lender"), at its home office in Springfield, Massachusetts, or at such other place as Lender may direct, in lawful money of the United States of America, without grace or offset, the principal sum of NINE MILLION SIX HUNDRED NINETY NINE THOUSAND SIX HUNDRED EIGHTEEN AND 78/100 DOLLARS ($9,699,618.78), with interest thereon at the rate of eight and 5/8 percent (8.625%) per annum (the "Contract Rate") to be paid as provided hereinbelow.

This Promissory Note is secured by a Deed of Trust and Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust"), covering real property and other property described in the Deed of Trust, and located in the City of Las Vegas, County of Clark, State of Nevada.

1. PAYMENT TERMS

      Payments shall be made on this Promissory Note as follows:

A. There shall be thirty two (32) installments of principal and interest which monthly amount is EIGHTY NINE THOUSAND NINETY SEVEN DOLLARS ($89,097) due on October 1, 2002 and thereafter on the first day of each month up to and including the first day of May 1,2005.

B. A final installment equal to the entire principal balance then remaining unpaid, with accrued interest thereon, shall be due and payable on June 1,2005 (the "Maturity Date").

            Borrower acknowledges that, since the term of the loan evidenced hereby is shorter than the amortization period, a substantial portion of the principal balance will be due on the Maturity Date. Whenever any payment to be made under this Promissory Note is stated to be due on a date which is not a Business Day (defined hereinbelow), the due date shall be extended to the next succeeding Business Day and interest shall continue to accrue and be payable at the applicable rate during such extension

2. INTEREST

      The monthly payments of principal and interest of this Promissory Note referred to in Section 1(B) above are based on an amortization period as if the Loan was in the eighteenth (18th) year of a twenty five (25) year loan beginning on June 13, 1995 with the original principal sum of Ten Million Nine Hundred Fifty Thousand Dollars ($10,950,000), and all interest accruing hereunder shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each; provided, however, that for any partial monthly payment, interest shall be calculated on the basis of a 365-day year.

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3. DEFAULT INTEREST

      If the entire unpaid principal balance of this Promissory Note, together with accrued and unpaid interest thereon, is not paid when due, whether on the Maturity Date or any earlier date as a result of acceleration of this Promissory Note after a default (hereunder or under any other Loan Document (after passage of any applicable grace or cure period), then the amount unpaid shall bear interest from the Maturity Date or such earlier date, as the case may be, at the per annum interest rate (the "Default Rate") equal to the lesser of

      (i) the highest rate permitted by law to be charged on a promissory note secured by a commercial deed of trust, or mortgage, or

      (ii)  the sum of three percent (3%) plus the greater of

            (x)   the Contract Rate; or

            (y) the rate published in The Wall Street Journal as the average prime rate in its Money Rates section as of the Maturity Date or such earlier date. If the Wall Street Journal is not in publication on the applicable date, or ceases to publish such average rates, then any other publication acceptable to Lender quoting daily market average prime rates will be used.

The Default Rate shall continue until the first occurring of the following:

      (i) payment in full of any sums due hereunder and under the Loan Documents (hereinafter defined), or

      (ii) reinstatement of the loan evidenced hereby pursuant to statutory provisions requiring such reinstatement, but only after the curing of all defaults and payments of all sums due hereunder.

4. LATE CHARGE

      If any regular monthly installment of principal or interest due hereunder, or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid as required under this Promissory Note or any of the other Loan Documents, as the case may be, by the tenth (10th) day of the month in which the same shall be due, Borrower shall pay to Lender a late charge (the "Late Charge") of four cents ($0.04) for each dollar so overdue in order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments and to defray part of Lender's incurred cost of collection occasioned by such late payment. Any Late Charge incurred shall be immediately due and payable. Such Late Charge represents the reasonable estimate of Borrower and Lender of a fair average compensation for loss that may be sustained by Lender as a result of the failure of Borrower to make timely payments. Such Late Charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid upon a default hereunder or under any other Loan Document, including without limitation interest at the Default Rate, or to declare a default hereunder, under the Deed of Trust or under any other Loan Document. Any Late Charge incurred shall be immediately due and payable. If,

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however, during any consecutive twelve (12) month period Borrower on more than three (3) occasions shall pay any such installments or deposits after the due dates thereof (whether prior to or after the time that the Late Charge is payable as above), then the time period after which a Late Charge will be charged and paid shall thereafter be reduced from ten (10) days to two (2) days after a due date. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Borrower make all payment of installments and deposits as and when the same are due and payable.

5. APPLICATION OF PAYMENTS

      Each payment received by Lender shall be applied in the following order:

A. First, to the interest due on any advances made by Lender under any instrument which is a Loan Document;

B. Next, to the principal amount of any advances made by Lender under any instrument which is a Loan Document;

C. Next, to Late Charges, reasonable attorney's fees or any other amount due hereunder or under a Loan Document save for the amounts described in (D) and (E) immediately below;

D.    Next, to accrued interest due hereunder; and

E.    Finally, to the principal balance hereof.

Notwithstanding the foregoing, in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Promissory Note, when due, whether on the Maturity Date or on any earlier date as a result of acceleration of this Promissory Note, the Lender at its option shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.

6. DEFAULT AND ACCELERATION

      Upon the Borrower's failure to make any payment required under this Promissory Note, as and when due, or the failure of Borrower to comply with any term, covenant or condition of any Loan Document (including, without limitation, that certain Promissory Note B executed by Borrower in favor of Lender dated of even date herewith in the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000) ("Promissory Note B")) within the time provided, and in each instance after passage of any applicable grace or cure period provided below or in any other Loan Document, the Lender may, at any time thereafter, together or singly,

      (i) declare the entire outstanding principal balance due hereunder, together with all accrued and unpaid interest thereon, to be immediately due and payable, thereby accelerating this Promissory Note and/or Promissory Note B;

      (ii) exercise immediately and without notice, any and all other rights and remedies available under the Loan Documents or at law or in equity,

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except that the acceleration of this Promissory Note in (i) above and the exercise of any rights under (ii) above shall be subject to the terms of Section 7 of this Promissory Note.

      Any default under this Promissory Note shall be a default under Promissory Note B.

7. NOTICE AND CURE PRIOR TO ACCELERATION

      Prior to accelerating this Promissory Note or exercising any other remedy for a default hereunder (after passage of any applicable grace or cure period), Lender shall give Borrower notice specifying such default and time to cure such default, as follows, but not otherwise:

A. If the default is one which can be cured by the mere payment of money, Borrower shall have ten (10) days from the notice of such default to pay such money and to cure and eliminate such default;

B.    If such default is

      (i) the failure to pay on the Maturity Date the outstanding principal balance, accrued interest, and other payments due under this Promissory Note, Promissory Note B or the Loan Documents;

      (ii) the failure to have or keep in force insurance as required under any of the Loan Documents;

      (iii) the insolvency, or bankruptcy of the Borrower, or any guarantor hereof, or lessee of the Mortgaged Property;

      (iv) except as otherwise provided in Section 2.17 of the Deed of Trust, a sale, transfer or encumbrance of a direct, indirect, legal or beneficial interest in the Borrower (including, without limitation, any direct or indirect interest in the owner of any legal or beneficial interest in Borrower) or the property encumbered by the Loan Documents for which any required approval of Lender under any Loan Document was not obtained;

Borrower shall not be entitled to any notice of any default set forth in (B)(i) through (iv) above, ' or time to cure, and Lender shall not be obligated to give such.

C. If the default is one which cannot be cured by the mere payment of money (other than a default described in (B) above), Borrower shall have thirty (30) days from the notice of such default to cure and eliminate such default, or such longer period of time as may be reasonably necessary (but not to exceed in any event one hundred twenty (120) days from the occurrence of such default) so long as Borrower is diligently seeking to cure such default and Lender is not materially impaired as a result of such default.

D. The Lender's agreement to give notice and time to cure are on the further conditions that:

      (i) the failure of Lender to give any notice(s) required shall not result in the imposition of any liabilities or penalties upon Lender;

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      (ii) the agreement to give notice and time to cure is personal to
      Borrower, and does not extend to or vest any such rights in any other person or entity; and

      (iii) nothing contained in this Section 7 shall prevent the imposition of Late Charges, or the right of the Lender to exercise immediately and, without notice, any and all other rights and remedies available under the Loan Documents or at law or in equity.

8. DEFINITIONS

      Any terms used in this Promissory Note requiring a definition shall have the definition given in this Section, unless elsewhere defined in this Promissory Note. Any and all instruments securing or executed in connection with this Promissory Note, including, without limitation, the Deed of Trust, Promissory Note B, guarantees, indemnities, pledges, master leases, security agreements and assignments of leases and rents are herein collectively referred to as the "Loan Documents." Any instrument included within the term "Loan Documents" is herein referred to in the singular as a "Loan Document." The terms, "Collateral", "Equipment", "Indebtedness", "Losses", "Mortgaged Property", "Proceeds", "Premises", "Property Income" and all other initially capitalized terms not otherwise defined herein shall have the meaning set forth in the Deed of Trust. The term "Business Day" as used herein shall mean any day other than a Saturday, Sunday or other day on which national banks in the State of Nevada or Massachusetts are not open for business. The term "Loan Year" means the consecutive twelve (12) month period beginning on the date the first required monthly installment payment of accrued interest is due hereunder and each consecutive twelve (12) month anniversary thereof.

9. PREPAYMENT

      Borrower shall have the right to full or partial prepayment privileges of the principal amount due under this Promissory Note subject to the following provisions:

A. Borrower gives Lender thirty (30) days prior written notice of its intention to make any such prepayment, the date thereof, and the amount to be prepaid, and that Borrower also pays to Lender, as consideration for the privilege of making such prepayment, a prepayment premium (the "Prepayment Premium") calculated as follows:

      (i) The amount to be prepaid shall be multiplied by the "Prepayment Fee Rate." The Prepayment Fee Rate shall be the greater of (a) one percent (1%) or (b) the product, expressed as a percentage, obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the date for prepayment as set forth in Borrower's notice of its intention to prepay, by the remaining term of the loan evidenced by this Promissory Note, expressed as a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity Date and the denominator of which is 365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue

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      yield, then any other publication is acceptable to Lender quoting daily market yields for U.S. Treasury issues will be used; and

      (ii) The product of the calculation made as provided in (i) above shall be discounted over the remaining terms of the loan evidenced hereby as of the date of the prepayment to its then present value at the U.S. Treasury issue yield referred to in (i)(b) above, and such discounted amount shall constitute the Prepayment Premium hereunder and shall be paid by Borrower together with the principal balance prepaid.

B. No Prepayment Premium shall be required to be paid in connection with payment of fire, casualty, or condemnation proceeds to the Lender in accordance with the provisions of the Deed of Trust.

C. Upon receipt of notice of intention to prepay, Lender, at its option, may declare the portion of the principal designated in the notice from Borrower regarding the prepayment to be due and payable on the date set forth in such written notice. There will be due with such principal, all accrued and unpaid interest thereon, in addition to all other amounts due under this Promissory Note.

D. If the maturity of this Promissory Note is accelerated by the Lender because of the occurrence, and continuation beyond any applicable grace or cure period, of a default under this Promissory Note or any other "Loan Document" (as defined in the Deed of Trust), the resulting acceleration shall be deemed to be an election on the part of Borrower to prepay the loan evidenced hereby. Accordingly, there shall be added to the amount due after such default and resulting acceleration, a Prepayment Premium, calculated as above and using as the prepayment date the date on which any tender of payment is made, and the Borrower agrees to pay the same. Any tender of payment made after acceleration by or on behalf of Borrower (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale) shall include the Prepayment Premium computed as provided herein. In the event such default, acceleration and tender occur prior to the time Borrower may prepay the loan under Paragraph A above, there shall nevertheless be due and added the Prepayment Premium calculated in the manner set forth in said Paragraph A as though such prepayment privilege were in effect.

E. The Prepayment Premium herein provided for represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that will be sustained by Lender resulting from the payment of the outstanding principal balance of the loan evidenced hereby prior to the Maturity Date. The Prepayment Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Promissory Note, or under the other Loan Documents, or pursuant to the provisions of law.

F. No Prepayment Premium shall be required to be paid on and after March 1, 2005.

G. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY (I) WAIVES ANY RIGHTS IT MAY HAVE UNDER NEVADA LAW TO PREPAY THIS PROMISSORY NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (II) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL

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AMOUNT OF THIS PROMISSORY NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE
MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT FEE SPECIFIED IN THE FOREGOING PARAGRAPHS. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT THE AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS PROMISSORY NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS PROMISSORY NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT.

                            Borrower's Initials: AT

10. WAIVERS AND EXTENSIONS

      To the extent enforceable under applicable law, Borrower and all endorsers and guarantors and any and all others who may at any time be or become liable for payment of all or any part of the loan evidenced hereby severally waive presentment for payment, demand, notice of dishonor or nonpayment, protest and notice of protest, notice of acceleration and of intention to accelerate the Maturity Date (except as provided above in the clause entitled "Notice and Cure Prior to Acceleration") and any and all lack of diligence or delays in collection or enforcement hereof, and agree that Lender from time to time may extend the time for payment of any sums due under this Promissory Note and grant releases to all endorsers and guarantors hereof, and may release all or any portion of the Mortgaged Property, without in any way affecting the liability of such parties hereunder.

11. LIMITATIONS ON LIABILITY

A. In any action or proceeding brought on this Promissory Note or on the Deed of Trust or on any of the Loan Documents in which a money judgment is sought (subject to paragraphs B, C, and D below), Lender will look solely to the Mortgaged Property described in the Loan Documents (including, without limitation, the Collateral) for payment of the Indebtedness and, specifically and without limitation, Lender agrees to waive any right to seek or obtain a deficiency judgment against Borrower.

B. The provisions of this Section 11 shall not

      (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Promissory Note, the Deed of Trust or any other Loan Document;

      (ii) be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 111l(b) or any other provisions of Title 11 of the United States Code to file a claim for the full amount of the Indebtedness secured by the Deed of Trust or to require that all Collateral shall continue to secure all of the Indebtedness owing to the Lender in accordance with the Promissory Note, the Deed of Trust and the other Loan Documents;

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      (iii) impair the right of Lender to name Borrower or any principals of
      Borrower, or any guarantor of this Promissory Note, as a party or parties defendant in any action or suit for judicial foreclosure and sale under the Deed of Trust;

      (iv) affect the validity or enforceability of, or limit recovery under, any indemnity (including, without limitation, any environmental indemnity set forth in the Deed of Trust, or other Loan Document, the Environmental Indemnity Agreement executed by Borrower and Anthony W. Thompson, or any other separate environmental indemnity agreement, however designated), guaranty, master lease, lease or similar instrument made in connection with this Promissory Note, the Deed of Trust, or any other Loan Document;

      (v) impair the right of Lender to obtain the appointment of a receiver; or

      (vi) impair the enforcement of an assignment of leases or an assignment of rents contained in the Deed of Trust or any separate assignment of leases and rents executed in connection herewith.

C. Notwithstanding any provisions of this Section 11 to the contrary, nothing herein shall be deemed to prejudice the right of Lender (which right is specifically reserved) to pursue or obtain personal recourse liability against the Borrower, or any other person, to recover Losses incurred by Lender, arising out of, or resulting from:

      (i) fraud or material misrepresentation in connection with any Loan Document, affidavit, certification, warranty or written representation given by Borrower or any officer, general partner, principal, member, or authorized agent of Borrower, in connection with the obtaining or making of the loan evidenced by this Promissory Note;

      (ii) the application or appropriation of any condemnation or insurance proceeds in a manner contrary to the terms of the Loan Documents;

      (iii) the application or appropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by Borrower or any other person in connection with the operation of the Premises in a manner contrary to the terms of the Loan Documents;

      (iv) the failure to return, or reimburse Lender for, all Equipment taken from the Mortgaged Property by or on behalf of Borrower and not replaced with Equipment of the same utility and of the same or greater value;

      (v) any act of arson or malicious destruction or waste by Borrower, any principal member, affiliate, or partner thereof, or by any guarantor or indemnitor (including any indemnitor under the environmental indemnity contained in the Deed of Trust or in a separate environmental indemnity or similar document executed herewith);

      (vi) the failure to apply Property Income or Proceeds to payments due under the Loan Documents or to operating expenses of the Mortgaged Property (including, without limitation, any reserves or escrows required by any of the Loan Documents), thereby resulting in, or contributing materially to, a default; provided, however, that Borrower

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      shall have no personal liability for Losses based on distributions of
      Property Income or rent loss insurance Proceeds to Borrower, or any general partner, principal, stockholder, or member of or managing agent for Borrower, made in good faith (after determining the sufficiency of Property Income and rent loss insurance Proceeds to cover the payments due under the Loan Documents and operating expenses of the Mortgaged Property) more than one hundred eighty (180) days prior to a default after any applicable cure period occurring under any Loan Document; Lender, however, shall have no right to recover distributions from the revenues from the Mortgaged Property to Borrower or any principal of Borrower made in good faith (after determining the sufficiency of revenues to cover the payments on the Loan and the foregoing operating and capital expenses) more than one hundred eighty (180) days prior to a default occurring under any Loan Document; or

      (vii) a violation of the restrictions on transfer of ownership and the subordinate financing provisions as set forth in Section 2.17 of the Deed of Trust.

D. Notwithstanding the foregoing, the agreement of Lender not to pursue personal recourse liability as set forth in this Section 11 above SHALL AUTOMATICALLY BECOME NULL AND VOID and shall be of no further force and effect in the event
(i) Borrower, any general partner or member of Borrower, or any guarantor of the Note, files, or consents to the filing of, any petition under the U.S. Bankruptcy Code respecting its or their debts or (ii) any such petition shall have been filed against the Borrower, any general partner of the Borrower, or any guarantor of this Promissory Note, and the same is not dismissed within ninety (90) days of such filing.

12. USURY

      No amounts under this Promissory Note or the Loan Documents shall be charged, paid or collected from Borrower if the result of such charge payment or collection would be to cause the loan evidenced hereby to be usurious under applicable law. If, however, an amount is paid or collected which would otherwise cause the loan to be usurious, such excess causing the Loan to be usurious shall be deemed a payment of principal and shall be applied against and shall reduce the then outstanding principal balance of the loan by a corresponding amount, and no Prepayment Premium shall be charged on any such excess amount applied to principal.

13. TRANSFERS

      Upon the transfer of this Promissory Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the Loan Documents, Proceeds, Property Income or Collateral, or any part hereof, to the transferee who shall thereupon become vested with all rights herein, or under applicable law, given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility under or with respect to this Promissory Note, and the Loan Documents, Proceeds, Property Income and Collateral so transferred; but Lender shall retain all rights hereby given to it with respect to any obligations of the Borrower and the Loan Documents, Proceeds, Property Income or Collateral not so transferred. Upon any such transfer, the term "Lender" as used herein shall mean such transferee.

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14. SEVERABILITY

      In the event any one or more of the provisions contained in this Promissory Note or the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Promissory Note or of the Loan Documents, but this Promissory Note and the Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

15. WAIVER OF TRIAL BY JURY

      BORROWER AND LENDER, BY ACCEPTANCE OF THIS PROMISSORY NOTE, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE TRIAL BY JURY IN ANY COURT ACTION, PROCEEDING OR COUNTERCLAIM WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS PROMISSORY NOTE, ANY APPLICATION FOR THE LOAN EVIDENCED BY THIS PROMISSORY NOTE, THIS PROMISSORY NOTE, THE DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

16. JOINT AND SEVERAL LIABILITY

      If there shall be more than one (1) Borrower named in this Promissory Note, then the obligations and liabilities of such parties as Borrower shall be joint and several.

17. REMEDIES CUMULATIVE

      The rights, powers and remedies of Lender permitted by law, equity or contract or as set forth herein or in the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together against Borrower or the Mortgaged Property, the Collateral or the Property Income, at the sole discretion of the Lender, and to the fullest extent permitted by law. Such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. The failure to exercise any such right, power or remedy shall in no event be construed as a waiver or release of the same. Lender shall not by any act of omission or commission be deemed to have waived any of its rights, powers or remedies under this Promissory Note or the Loan Documents unless such waiver be in, writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver of a right in one event shall not be construed as continuing or as a bar, or as a waiver of such right on a subsequent event.

18. FEES AND COSTS

      Borrower further promises to pay upon demand all reasonable attorney's fees, costs and expenses (including, without limitation, court costs and appraisal fees) incurred by Lender in connection with any default under this Promissory Note and in any proceeding brought to enforce any of the provisions of this Promissory Note or of the Loan Documents (as applicable),

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including probate, appellate and bankruptcy proceedings, any post-judgment proceedings to collect or enforce any judgment or order relating to the Loan or any of the Loan Documents (as applicable). This provision is separate and several, and shall survive the merger of this provision into any judgment.

19. TIME OF THE ESSENCE

      Time shall be of the essence in performance of all obligations of Borrower under this Promissory Note and the Loan Documents including, without limitation, the time periods provided for the curing of defaults.

20. HEADINGS FOR CONVENIENCE

      Headings and captions used in this Promissory Note are inserted for convenience of reference only and neither constitute a part of this Promissory Note nor are to be used to construe or interpret any of the provisions hereof.

21. NOTICES: HOW GIVEN

      Any notice required or permitted under this Promissory Note or under any Loan Document shall be given in writing and shall be effective for all purposes if hand delivered to the party designated below, or if sent by (a) certified or registered United States mail, postage prepaid; or (b) expedited prepaid delivery service, commercial or United States Postal Service, with proof of attempted delivery, addressed in either case as follows:

To Borrower:                         To Lender:
NNN BOA West, LLC                    Massachusetts Mutual Life Insurance Company
c/o Triple Net Properties, LLC       c/o David L. Babson & Company Inc.
1551 North Tustin Avenue, Suite 650  Real Estate Finance Group
Santa Ana, California 92705          1500 Main Street, Suite 2100
Attention: Anthony W. Thompson       Springfield, Massachusetts 01115
                                     Attention: Managing Director

or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other given in the manner provided for in this paragraph.

      The notice shall be deemed to have been given at the time of delivery if hand delivered, or in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail, or if by expedited prepaid delivery, upon first attempted delivery on a Business Day.

      A party receiving a notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.

22. NO ORAL CHANGE

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

      This Promissory Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or Lender, but only by an agreement in writing, intended for that specific purpose and signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

23. APPLICABLE STATE LAW

      This Promissory Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Nevada.

Federal Taxpayer ID. No.         Borrower:

73-1655288                       NNN BOA WEST, LLC, a Virginia limited liability
--------------------             company

                                 By: Triple Net Properties, LLC, a Virginia
                                     limited liability company, Manager

                                     By: /s/ ANTHONY W. THOMPSON
                                         -----------------------------------
                                         Anthony W. Thompson, President

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